Exhibit 4.1

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 29, 2014, among iHeartCommunications, Inc. (formerly known as Clear Channel Communications, Inc.), a Texas corporation (the “Issuer”), the guarantors listed on the signature pages hereto (the “Guarantors”), U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as collateral agent (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 10, 2014, providing for the issuance an unlimited aggregate principal amount of 9.0% Priority Guarantee Notes due 2022 (the “Notes”);

WHEREAS, pursuant to the Indenture, on September 10, 2014, the Issuer issued its 9.0% Priority Guarantee Notes due 2022 in the aggregate principal amount of $750,000,000 (the “Initial Notes”);

WHEREAS, Sections 2.01 and 9.01 of the Indenture provide (i) additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes, (ii) any Additional Notes shall be issued with the benefit of an indenture supplemental to the Indenture, and (iii) the Authentication Agent shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued under the Indenture;

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $250,000,000 in aggregate principal amount of additional Notes, having identical terms as the Initial Notes (the “Additional Notes”); and

WHEREAS, pursuant to Section 9.01 (11) of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture for the purpose of providing for the issuance of the Additional Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Additional Notes. As of the date hereof, the Issuer will issue the Additional Notes under the Indenture, which shall constitute “Additional Notes” for all purposes thereunder at an issue price of 101%. The Additional Notes shall accrue interest from September 10, 2014. Attached hereto is the Authentication Order dated the date hereof with respect to the Additional Notes which contains the Issuer’s authentication and other instructions with respect to the Additional Notes. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture. For all purposes of the Indenture and the Security Documents, the term “Notes” shall include the Additional Notes, unless indicated otherwise. The Additional Notes will be subject to a Registration Rights Agreement relating to such Additional Notes.

(3) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

(4) The Trustee. The recitals herein contained are made by the Issuer and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Hamlet T. Newsom, Jr.
Name:	Hamlet T. Newsom, Jr.
Title:	Vice President, Associate General
Counsel & Assistant Secretary

IHEARTMEDIA CAPITAL I, LLC

By:	/s/ Hamlet T. Newsom, Jr.
Name:	Hamlet T. Newsom, Jr.
Title:	Vice President, Associate General Counsel & Assistant Secretary

[Signature Page to Supplemental Indenture]

AMFM BROADCASTING, INC.
AMFM BROADCASTING LICENSES, LLC
AMFM OPERATING INC.
AMFM RADIO LICENSES, LLC
AMFM TEXAS, LLC
AMFM TEXAS LICENSES, LLC
CAPSTAR RADIO OPERATING COMPANY
CAPSTAR TX, LLC
CC BROADCAST HOLDINGS, INC.
CC FINCO HOLDINGS, LLC
CHRISTAL RADIO SALES, INC.
CINE GUARANTORS II, INC.
CITICASTERS CO.
CITICASTERS LICENSES, INC.
CLEAR CHANNEL BROADCASTING LICENSES, INC. IHEARTMEDIA + ENTERTAINMENT, INC. IHM IDENTITY, INC.
CLEAR CHANNEL HOLDINGS, INC.
CLEAR CHANNEL INVESTMENTS, INC. IHEARTMEDIA MANAGEMENT SERVICES, INC.
CLEAR CHANNEL MEXICO HOLDINGS, INC. IHEARTMEDIA SATELLITE SERVICES, INC.
CRITICAL MASS MEDIA, INC.
KATZ COMMUNICATIONS, INC.
KATZ MEDIA GROUP, INC.
KATZ MILLENNIUM SALES & MARKETING INC.
KATZ NET RADIO SALES, INC.
M STREET CORPORATION
PREMIERE RADIO NETWORKS, INC.
TERRESTRIAL RF LICENSING, INC.
CC LICENSES, LLC
CLEAR CHANNEL REAL ESTATE, LLC

By:	/s/ Hamlet T. Newsom, Jr.
Name:	Hamlet T. Newsom, Jr.
Title:	Vice President, Associate General Counsel
& Assistant Secretary

AMFM TEXAS BROADCASTING, LP

By:	AMFM BROADCASTING, INC.
Its:	General Partner

By:	/s/ Hamlet T. Newsom, Jr.
Name:	Hamlet T. Newsom, Jr.
Title:	Vice President, Associate General Counsel and Assistant Secretary

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Brad Hounsel
Name:	Brad Hounsel
Title:	Vice President

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

BY: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Vice President

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Assistant Vice President

[Signature Page to Supplemental Indenture]